UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 11, 2013

DEALERTRACK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	NY 11042
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 5.07 of Form 8-K, "Submission of Matters to a Vote of Security Holders." Dealertrack Technologies, Inc. held its 2013 Annual Meeting of Stockholders on June 11, 2013, at which stockholders considered and approved items (1) and (2) below by the votes indicated. Stockholders also cast an advisory vote approving the compensation of our executive officers, as set forth in item (3). For a more complete description of each of the proposals, please see the Company's proxy statement dated April 30, 2013.

(1)	To elect three members to the Board of Directors for three-year terms as Class II Directors, to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected.

Nominees:	FOR	WITHHELD	BROKER NON-VOTES
Ann B. Lane	39,836,985	145,203	1,471,416
John J. McDonnell, Jr.	39,838,541	143,647	1,471,416
Barry Zwarenstein	39,840,216	141,972	1,471,416

(2)	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
41,012,462	283,501	127,198

(3)	Advisory vote to approve the compensation of our executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,523,268	298,856	129,621	1,471,416

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2013

Dealertrack Technologies, Inc.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs Executive Vice President, Chief Financial and Administrative Officer